                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of report (Date of earliest event reported):

                         MARCH 29, 2004 (MARCH 29, 2004)

                          MISSION RESOURCES CORPORATION
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                      000-09498              76-0437769
(State or Other Jurisdiction           (Commission            (IRS Employer
      of Incorporation)               File Number)         Identification No.)


                                   1331 LAMAR
                                   SUITE 1455
                            HOUSTON, TEXAS 77010-3039
              (Address and Zip Code of Principal Executive Offices)


                                 (713) 495-3000
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE.

         On March 29, 2004, Mission Resources Corporation (the "Company") received a commitment letter from a syndicate of lenders led by Wells Fargo Bank, N.A. with respect to a new senior secured revolving credit facility and a commitment lettter with a group of lenders arranged by Guggenheim Corporate Funding, LLC with respect to a second lien term loan. The closing and funding of the credit facility and the term loan are contingent upon the consummation of the Company's previously announced offering of $130 million of senior notes (the "Senior Notes") in a private placement. The Company intends to use the net proceeds of the offering to repay certain indebtedness and for general corporate purposes. The credit facility and term loan will replace the Company's current credit facility, including the $80 million term loan thereunder, and will be used to repay certain indebtedness and for general corporate purposes.

         The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements of the Securities Act.

         SENIOR SECURED REVOLVING CREDIT FACILITY

         The following are the material terms of the senior secured revolving credit facility.

         Facility. Contemporaneously with the offering of the Senior Notes, the Company will enter into a new senior secured revolving credit facility with a syndicate of lenders led by Wells Fargo Bank, N.A. that will include a $3 million subfacility for standby letters of credit.

         Guarantors. The senior secured revolving credit facility will be guaranteed by all of the Company's existing and hereafter acquired and formed subsidiaries.

         Maturity. The senior secured revolving credit facility will mature three years from the execution and delivery of the credit agreement.

         Security. The senior secured revolving credit facility will be secured by (i) a first priority mortgage and security interest in at least 85% of the oil and gas properties currently owned or hereafter acquired by the Company or its subsidiaries, (ii) 100% of the stock or partnership interests of all of the Company's direct or indirect subsidiaries, and (iii) the Company's equipment, accounts receivable, inventory, contract rights, general intangibles and other assets.

         Borrowing Base. Availability under the senior secured revolving credit facility will be subject to a borrowing base determined in the sole discretion of the lenders under the facility, consistent with the normal and customary oil and gas lending practices of those lenders. The initial borrowing base will be $50 million, of which $30 million will be available for general corporate purposes and $20 million will be available for the acquisition of oil and gas properties approved by the lenders. The borrowing base will be redetermined on each April 1 and

October 1, beginning October 1, 2004. Unanimous approval by the lenders will be required for any increase to the borrowing base, and any reaffirmation or decrease will be subject to approval by lenders who hold 75% of the commitments to lend under the senior secured revolving credit facility, including approval of the agent under the facility. The Company and the lenders each have the option to request one unscheduled interim redetermination between scheduled redetermination dates. In the event the total outstanding balance of the senior secured revolving credit facility at the time of a borrowing base redetermination is greater than the newly established borrowing base, the Company will be obligated, within 30 days from the borrowing base redetermination date, to: (i) prepay the difference between the outstanding balance and the borrowing base, (ii) provide additional collateral acceptable to the lenders to increase the borrowing base to an amount at least equal to the outstanding principal balance of the facility, or (iii) notify the agent under the facility that the Company will prepay the difference between the outstanding facility balance and the borrowing base in five equal monthly installments.

         Interest Rates. Advances under the senior secured revolving credit facility will bear interest, at the Company's option, at either (i) a margin over the base rate, which is the higher of (a) Wells Fargo's prime rate in effect on that day, and (b) the federal funds rate in effect on that day as announced by the Federal Reserve Bank of New York, plus 0.5%; or (ii) a margin over LIBOR, which is the average of the rate of interest at which deposits are offered to the agent under the facility in the London interbank eurodollar market for delivery on the first day of the interest period. The base rate and LIBOR margins for the facility will be subject to the following performance pricing grid based upon the Company's utilization of the borrowing base.

            UTILIZATION                                   LIBOR MARGIN     BASE RATE MARGIN      COMMITMENT FEE
            -----------                                   ------------     ----------------      --------------
                                   less than 33.0%         175.0 bps            25.0 bps             37.5 bps
greater than or equal to 33.0% and less than 50.0%         200.0 bps            50.0 bps             50.0 bps
greater than or equal to 50.0% and less than 66.0%         225.0 bps            75.0 bps             50.0 bps
greater than or equal to 66.0% and less than 90.0%         250.0 bps           100.0 bps             50.0 bps
                    greater than or equal to 90.0%         275.0 bps           125.0 bps             50.0 bps

         Commitment Fee. The commitment fee will be a per annum fee on the unused portion of the borrowing base, payable quarterly in arrears, and subject to the above performance pricing grid based upon the Company's utilization of the borrowing base.

         Minimum Borrowing. Each base rate loan is required to be at least $500,000 and a multiple of $100,000 in excess thereof, and each LIBOR loan is required to be at least $3 million and a multiple of $1 million in excess thereof.

         Optional Prepayment. The Company is allowed to prepay any base rate loan or LIBOR loan without penalty on one or three business days' advance notice, respectively. Each prepayment is required to be at least $1 million and multiples of $500,000 in excess thereof, plus accrued and unpaid interest to the prepayment date.

         Standby Letters of Credit. Standby letters of credit may be issued under the letter of credit subfacility with expiration dates not later than the maturity date of the senior secured revolving credit facility. The Company is required to pay, with respect to each issued letter of credit, (a) a per annum letter of credit fee equal to the LIBOR margin then in effect multiplied by the face amount of such letter of credit plus (b) a fronting fee, which the higher of $500 or 12.5 basis points to the issuer of the letters of credit.

         Commodity Hedging. The senior secured revolving credit facility will require the Company to hedge forward, on a rolling 12-month basis, 50% of proved producing volumes projected to be produced over the following 12 months. The Company will also be required to hedge forward, on a rolling 12-month basis, 25% of proved producing production volumes projected to be produced over the succeeding 12-month period. Any time that the Company has borrowings under the senior secured revolving credit facility in excess of 70% of the borrowing base available for general corporate purposes, the agent under the senior secured revolving credit facility may require the Company to hedge a percentage of projected production volumes on terms acceptable to the agent.

         The facility also will place the following limitations on hedging arrangements and interest rate agreements: (i) the hedge provider must be a lender under the senior secured revolving credit facility or an unsecured counterparty acceptable to the agent under the facility; and (ii) total notional volume must be not more than 75% of scheduled proved producing net production quantities in any period or, with respect to interest rate agreements, notional principal amount must not exceed 75% of outstanding loans, including future reductions in the borrowing base.

         Covenants and Restrictions. The principal covenants expected to be included in the senior secured revolving credit facility are as follows:

         o The Company will have to maintain a current ratio (total current assets (including borrowing base availability for general corporate purposes but excluding assets related to oil and gas hedging agreements), divided by total current liabilities (excluding current maturities of the facility and liabilities related to oil and gas hedging agreements)) of not less than 1.0 to 1.0;

         o The Company will have to maintain (on an annualized basis until the passing of four fiscal quarters and thereafter on a rolling four quarter basis) an interest coverage ratio (EBITDA to cash interest expense on the last day of each quarter) of no less than (i) 2.50 for June 30, 2004 through December 31, 2004, (ii) 2.75 for March 30, 2005 through June 30, 2005, and (iii) 3.0 for September 20, 2005 and thereafter;

         o The Company will have to maintain (on an annualized basis until the passing of four fiscal quarters and thereafter on a rolling four quarter basis) a leverage ratio (total debt to EBITDA on the last day of each quarter) of no more than (i) 3.75 for June 30, 2004 through September 30, 2004, and (ii) 3.5 for December 31, 2004 and thereafter;

         o The Company will have to maintain a tangible net worth (stockholders' equity minus the aggregate of any intangible assets and any obligations due from owners, employees and/or affiliates) of not less than 85% of tangible net worth at closing, plus 50% of positive net income, plus 100% of equity offerings after closing, excluding any asset impairment charges.

         The senior secured revolving credit facility will also include restrictions with respect to changes in the nature of the Company's business; sale of all or a substantial or material part of the Company's assets; mergers, acquisitions, reorganizations and recapitalizations; liens; guarantees; debt; leases; dividends and other distributions; investments; debt prepayments; sale-leasebacks; capital expenditures; lease expenditures; and transactions with affiliates.

         Closing Conditions. The parties' obligations to enter into to the senior secured revolving credit facility will be subject to certain closing conditions, including consummation of the offering of the Senior Notes and the new second lien term loan facility described below.

         SECOND LIEN TERM LOAN

         The Loan. Contemporaneously with the consummation of the offering of the Senior Notes, the Company will enter into a new $25,000,000 second lien term loan with a syndicate of lenders arranged by Guggenheim Corporate Funding, LLC.

         Guarantors. Payments under the second lien term loan will be guaranteed by all of the Company's existing and hereafter acquired and formed subsidiaries.

         Maturity. The second lien term loan will mature four years from the execution and delivery of the credit agreement.

         Security. The second lien term loan will have a second priority security interest in the assets securing the senior secured revolving credit facility.

         Interest Rate. The second lien term loan will accrue interest in each monthly interest period at the rate of 30-day LIBOR set in advance with respect to such monthly interest period on the second business day immediately preceding the first day of such monthly interest period plus 525 basis points per annum, payable monthly in cash.

         Covenants: The definitive documentation for the second lien term loan will contain covenants that are no more restrictive than those contained in the senior secured revolving credit facility.

    Optional Prepayment. The Company may prepay the second lien term loan at any time after the date six months and one day after the closing date of the loan in whole or in part in multiples of $1 million on ten business days written advance notice at the prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest to the date of prepayment, if prepaid during the 12-month periods beginning on the closing date of the loan or the anniversary of the closing date of the loan in each year indicated below:

                               YEAR                PREMIUM
                    --------------------------------------
                    2004.........................   102%
                    2005.........................   101%
                    2006 to maturity.............   100%

         Events of Default: The definitive documentation for the second lien term loan will contain events of default that are no more stringent than those under the senior secured revolving credit facility.

         Closing Conditions. The parties' obligations to enter into the second lien term loan will be subject to certain closing conditions, including consummation of the offering of the Senior Notes and the new senior secured revolving credit facility described above.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)   Financial Statements of business acquired.

               None.

         (b)   Pro Forma Financial Information.

               None.

         (c)   Exhibits.

               None.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 29, 2004                       MISSION RESOURCES CORPORATION

                                           By:    /s/ Ann Kaesermann
                                               ---------------------------------
                                           Name:  Ann Kaesermann
                                           Title: Vice President Accounting and
                                                  Investor Relations, CAO